Exhibit 99.1

CONFIDENTIAL TREATMENT REQUESTED BY ZYGO CORPORATION FOR CERTAIN
PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934

ZYGO CORPORATION
AGREEMENT

     This Agreement is made by and between ZYGO CORPORATION (the “Company”) and J. BRUCE ROBINSON (“Mr. Robinson”) as of the 21st day of October, 2009.

RECITALS:

     A. Mr. Robinson is presently employed as the Chief Executive Officer of the Company pursuant to an employment agreement made by the parties as of January 15, 1999, as amended (the “Employment Agreement”); and

     B. Mr. Robinson desires to retire as an executive officer of the Company and the Company desires to facilitate Mr. Robinson’s retirement, subject to the terms and conditions of this Agreement; and

     C. The Company desires to provide incentive compensation opportunities to Mr. Robinson based upon the completion of certain strategic initiatives prior to Mr. Robinson’s retirement.

     NOW, THEREFORE, the parties agree as follows:

     1.     The Company will retain the services of an executive search firm and otherwise use its commercially reasonable best efforts to recruit and hire a new chief executive officer. Mr. Robinson will use his commercially reasonable best efforts to actively assist the Company in said recruitment process and, for a reasonable transition period of up to three months after the new chief executive officer’s starting date, as determined by the new chief executive officer (the “Transition Period”), to facilitate an orderly transition process for the new chief executive officer. It is contemplated that the process of recruiting and hiring a successor will be completed during the current fiscal year of the Company. Unless determined otherwise by the Company, Mr. Robinson will continue to serve as the Company’s Chief Executive Officer until the new chief executive officer is hired. Mr. Robinson will retire from the Board of Directors of the Company coincident with his retirement as an employee.

2.     The Company is currently pursuing strategic initiatives pursuant to which the Company would [***] (a) [***] and (b) [***]. Subject to the provisions hereof, including this paragraph and numbered paragraph 3 below, Mr. Robinson will be eligible to receive an incentive bonus (“Incentive Bonus”) if the Company completes the [***] by [***], or if the Company completes the [***] by [***]. The Compensation Committee of the Company’s Board of Directors (the “Committee”), acting in its discretion, may extend by as many as 30 days the

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applicable stated date for completion of [***]. The amount of the Incentive Bonus, if any, will be $150,000 if one but not both of [***] occurs by the applicable stated date (including, if applicable, any extension thereof), and $300,000 if both of [***] occur by the applicable stated dates (including, if applicable, any extension thereof). For the purposes of this Agreement, the completion of [***] shall mean [***].

     3.     If Mr. Robinson is eligible to receive an Incentive Bonus pursuant to numbered paragraph 2 above, then the Incentive Bonus will be payable to Mr. Robinson if (and only if) Mr. Robinson satisfies his obligations to the Company pursuant to numbered paragraph 1 above in connection with the recruitment and transitioning of a successor chief executive officer, as determined in good faith by the Committee; it being understood that Mr. Robinson will not be entitled to receive the Incentive Bonus, if any, in the event he fails to satisfy his said obligations. If the Transition Period would otherwise extend beyond [***], then, for purposes of determining whether Mr. Robinson will be entitled to receive the Incentive Bonus (if any), the Transition Period will be deemed to have expired on [***], whether or not a new chief executive officer is hired and the Transition Period is otherwise completed by that date. The amount of any Incentive Bonus earned by Mr. Robinson under this Agreement will be deferred under and payable in 24 quarterly installments beginning six months after the termination of Mr. Robinson’s employment in accordance with the Company’s Nonqualified Deferred Compensation Plan. Notwithstanding the preceding sentence, if Mr. Robinson earns an Incentive Bonus pursuant to numbered paragraph 2 above and this paragraph and if Mr. Robinson dies before receiving payment of the full amount of such earned Incentive Bonus, then the unpaid amount of such Incentive Bonus will be paid to Mr. Robinson’s surviving spouse, if any, or, if none, to his estate, within thirty days after the date of his death.

4.     For a period of four years after Mr. Robinson’s retirement as an employee of the Company pursuant to numbered paragraph 1 above (“Retirement”), Mr. Robinson will provide consulting services to the Company at the reasonable request of the Company’s Chief Executive Officer or, in the discretion of the Chief Executive Officer, a suitable designee, provided that any such services will be provided at Mr. Robinson’s convenience, subject to his other commitments (business or personal) and will not involve a time commitment of more than six hours in any week and may be provided by telephone or video conference or in any other manner that does not require travel by Mr. Robinson. Subject to the provisions hereof, the Company will make monthly payments (“Consulting Payments”) to Mr. Robinson during the four-year consulting period at an annual rate of $112,500 (equal to one-fourth of the annual rate of Mr. Robinson’s contractual salary immediately prior to his retirement as an employee of the Company). Mr. Robinson acknowledges that he will be an independent contractor of the Company (and not an employee) with respect to his consulting services, that, during the period of his consultancy, he will not be entitled to participate in any employee plans maintained by the Company for the benefit of its employees, and that he will be responsible for paying any income, self-employment and other taxes imposed on or with respect to the Consulting Payments. If Mr. Robinson becomes a consultant to the Company pursuant to this numbered paragraph 4 and if Mr.

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Robinson dies before the end of the four-year consulting period, then the total amount of any remaining Consulting Payments that would otherwise have been payable to Mr. Robinson if he had lived will be paid to Mr. Robinson’s surviving spouse, if any, or, if none, to his estate, within thirty days after the date of his death. The Company hereby acknowledges and confirms that, for purposes of determining Mr. Robinson’s rights under the Company’s Equity Incentive Plan and under any award agreement made pursuant to such Plan, Mr. Robinson will be credited with continuing service and continuing employment during the term of his consultancy pursuant to this paragraph.

     5.     Mr. Robinson acknowledges that, upon his Retirement, the consulting payments will be in lieu of any separation payments or benefits that may otherwise be payable to Mr. Robinson, including, without limitation, the severance payments described in Section 11(g) of the Employment Agreement, relating to severance upon termination by the Company without justifiable cause. Mr. Robinson further acknowledges that the provisions of Sections 13, 14 and 15 of the Employment Agreement (relating to certain negative covenants) and his obligations under the Company’s Non-Disclosure Agreement will continue in force and effect beyond his Retirement. If, during his four-year consulting period, Mr. Robinson violates any of the restrictive covenants contained in Section 13 and/or 14 of the Employment Agreement or of his obligations under such Zygo Corporation Non-Disclosure Agreement, then, in addition to any injunctive relief or other damages the Company may obtain (pursuant to Section 15 of the Employment Agreement), Mr. Robinson’s consultancy will terminate, he will not be entitled to any further Consulting Payments, and, in addition to any other rights the Company may have, the Company may, upon demand, require Mr. Robinson to repay (and Mr. Robinson shall so repay) to the Company any prior Consulting Payments. Notwithstanding anything to the contrary contained herein, the Company may condition Mr. Robinson’s right to receive the payment of an Incentive Bonus under this Agreement and/or consulting payments under this Agreement upon the execution and delivery of a reasonable and customary form of general release by Mr. Robinson in favor of the Company, its affiliates and their respective officers, directors and employees, in such form as the Company’s Board of Directors may specify, and the expiration of any applicable revocation period.

     6.     Except as otherwise specified in this Agreement, the Employment Agreement will terminate and be of no further force or effect in the event of and upon Mr. Robinson’s Retirement. Mr. Robinson further acknowledges that he has no further rights under the restricted stock unit grant for 85,000 shares of Company stock that was made to him in January 2008, which grant became vested as to 42,500 shares and expired without being vested as to the remaining 42,500 shares. Mr. Robinson further acknowledges that, as of the date hereof, he has no claims against the Company or any of its affiliates for previously unpaid compensation or benefits.

     7.     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. To the extent practical and consistent with the intention of the parties, in the event that any provision of this Agreement is held to be unenforceable, such holding shall not affect the enforceability of the other provisions of this Agreement. This Agreement may not be amended other than pursuant to a written instrument signed by the parties.

     8.     Except as otherwise specifically provided herein or in the surviving provisions of Mr. Robinson’s Employment Agreement (with respect to the ability of a party to seek injunctive or other equitable relief from a court), any claim or controversy arising out of or relating to this Agreement or the subject matter hereof shall be resolved exclusively by arbitration. Any such arbitration will be administered in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”), in the Hartford, Connecticut metropolitan area before an experienced employment law arbitrator licensed to practice law in that jurisdiction who has been selected in accordance with such Rules. The Company will pay the fees of the AAA and the arbitrator and will bear the administrative expenses of any such arbitration proceeding. Each party may be represented by counsel of its or his own choosing and at its or his own expense; provided, however, that attorneys’ fees and costs may be awarded to a prevailing party in the discretion of the arbitrator. The arbitrator’s award will be enforceable, and a judgment may be entered thereon, in a federal or state court of competent jurisdiction in the state where the arbitration was held. The decision of the arbitrator will be final and binding.

     9.     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     10.     This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed therein.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ZYGO CORPORATION

By:	/s/ Bruce W. Worster
Bruce W. Worster, Chairman of the Board

/s/ J. Bruce Robinson
J. Bruce Robinson